EXHIBIT 11

                              Congoleum Corporation
                  Computation of (Loss) Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                           Three Months Ended
                                                                March 31,
Basic (Loss) Earnings Per Common Share:                      2000       1999
                                                           --------    ------

(Loss) income per common and common equivalent share       $ (1,934)   $  737
                                                           ========    ======

Weighted average common shares outstanding                    8,286     8,981
                                                           ========    ======

(Loss) income per common share                             $   (.23)   $  .08
                                                           ========    ======

Diluted (Loss) Earnings Per Common Share

(Loss) income per common and common equivalent share       $ (1,934)   $  737
                                                           ========    ======

Weighted average common shares outstanding                    8,286     8,981
                                                           ========    ======

Weighted average common and common equivalent shares          8,286     8,981
                                                           ========    ======

(Loss) income per common and common equivalent share       $   (.23)   $  .08
                                                           ========    ======


                                       15